Houlihan Lokey Reports Fiscal Year and Fourth Quarter 2024 Financial Results
– Fiscal Year 2024 Revenues of $1.91 billion –
– Fiscal Year 2024 Diluted EPS of $4.11 –
– Adjusted Fiscal Year 2024 Diluted EPS of $4.49 –
– Fourth Quarter Fiscal 2024 Revenues of $520 million –
– Fourth Quarter Fiscal 2024 Diluted EPS of $1.18 –
– Adjusted Fourth Quarter Fiscal 2024 Diluted EPS of $1.27 –
– Announces an Increase in the Quarterly Dividend to $0.57 per Share –

LOS ANGELES and NEW YORK - May 8, 2024 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2024. For the fiscal year, revenues were $1.91 billion, compared with $1.81 billion for the fiscal year ended March 31, 2023. For the fourth quarter ended March 31, 2024, revenues were $520 million, compared with $445 million for the fourth quarter ended March 31, 2023.
Net income was $280 million, or $4.11 per diluted share, for the fiscal year ended March 31, 2024, compared with $254 million, or $3.76 per diluted share, for the fiscal year ended March 31, 2023. Adjusted net income for the fiscal year ended March 31, 2024 was $310 million, or $4.49 per diluted share, compared with $315 million, or $4.54 per diluted share, for the fiscal year ended March 31, 2023.
Net income was $81 million, or $1.18 per diluted share, for the fourth quarter ended March 31, 2024, compared with $60 million, or $0.88 per diluted share, for the fourth quarter ended March 31, 2023. Adjusted net income for the fourth quarter ended March 31, 2024 was $88 million, or $1.27 per diluted share, compared with $77 million, or $1.11 per diluted share, for the fourth quarter ended March 31, 2023.
“We ended our fiscal year 2024 with our highest fourth quarter revenues ever. Revenues for the fourth quarter were up 17% versus the fourth quarter last year, and we ended the fiscal year up 6% versus last year; a good result in a challenging market. Our results for the quarter and fiscal year are a reflection of our diversified business model and the firm’s stability through the cycles. We enter fiscal 2025 with good momentum in our business and the most talented work force in the firm’s history, however, we are realistic about the pace of recovery in this sluggish M&A environment,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Revenues by segment
Corporate Finance	$287,579	$256,425	$1,106,826	$1,127,126
Financial Restructuring	155,381	120,382	521,984	395,733
Financial and Valuation Advisory	77,496	67,960	285,594	286,588
Revenues	$520,456	$444,767	$1,914,404	$1,809,447
Operating expenses:
Employee compensation and benefits	$329,525	$282,937	$1,213,589	$1,147,879
Non-compensation expenses	88,234	71,206	337,954	319,830
Operating income	102,697	90,624	362,861	341,738
Other (income)/expense, net	(15,342)	10,322	(27,678)	17,738
Income before provision for income taxes	118,039	80,302	390,539	324,000
Provision for income taxes	36,962	20,642	110,238	69,777
Net income attributable to Houlihan Lokey, Inc.	$81,077	$59,660	$280,301	$254,223

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$1.18	$0.88	$4.11	$3.76

Revenues

For the fiscal year ended March 31, 2024, revenues were $1.91 billion, compared with $1.81 billion for the fiscal year ended March 31, 2023. For the fiscal year ended March 31, 2024, CF revenues decreased (2)%, Financial Restructuring (“FR”) revenues increased 32%, and Financial and Valuation Advisory (“FVA”) revenues remained relatively flat when compared with the fiscal year ended March 31, 2023.

For the fourth quarter ended March 31, 2024, revenues were $520 million, compared with $445 million for the fourth quarter ended March 31, 2023. For the fourth quarter ended March 31, 2024, CF revenues increased 12%, FR revenues increased 29%, and FVA revenues increased 14% when compared with the fourth quarter ended March 31, 2023.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Year Ended March 31,
($ in thousands)	2024	2023	2024	2023
Expenses:
Employee compensation and benefits	$1,213,589	$1,147,879	$1,177,355	$1,112,809
% of Revenues	63.4%	63.4%	61.5%	61.5%
Non-compensation	$337,954	$319,830	$314,081	$272,534
% of Revenues	17.7%	17.7%	16.4%	15.1%
Provision for Income Taxes	$110,238	$69,777	$129,850	$113,150
% of Pre-Tax Income	28.2%	21.5%	29.5%	26.4%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended March 31,
($ in thousands)	2024	2023	2024	2023
Expenses:
Employee compensation and benefits	$329,525	$282,937	$320,077	$273,530
% of Revenues	63.3%	63.6%	61.5%	61.5%
Non-compensation	$88,234	$71,206	$80,963	$67,991
% of Revenues	17.0%	16.0%	15.6%	15.3%
Provision for Income Taxes	$36,962	$20,642	$37,438	$29,964
% of Pre-Tax Income	31.3%	25.7%	29.9%	28.0%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Year Ended March 31, 2024 Compared to the Year Ended March 31, 2023

Employee compensation and benefits expenses were $1.21 billion for the fiscal year ended March 31, 2024, compared with $1.15 billion for the fiscal year ended March 31, 2023. This resulted in a GAAP compensation ratio of 63.4% for both the fiscal year ended March 31, 2024 and March 31, 2023. Adjusted employee compensation and benefits expenses were $1.18 billion for the fiscal year ended March 31, 2024, compared with $1.11 billion for the fiscal year ended March 31, 2023. This resulted in an adjusted compensation ratio of 61.5% for both the fiscal year ended March 31, 2024 and March 31, 2023. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues for the year when compared with the prior year.

Non-compensation expenses were $338 million for the fiscal year ended March 31, 2024, compared with $320 million for the fiscal year ended March 31, 2023. The increase in GAAP non-compensation expenses was primarily a result of an increase in rent expense and professional fees, partially offset by a decrease in depreciation and amortization. Adjusted non-compensation expenses were $314 million for the fiscal year ended March 31, 2024, compared with $273 million for the fiscal year ended March 31, 2023. The increase in adjusted non-compensation expenses was primarily a result of an increase in rent expense and travel, meals, and entertainment expenses, partially offset by a decrease in other operating expenses.

The provision for income taxes was $110 million, representing an effective tax rate of 28.2% for the fiscal year ended March 31, 2024, compared with $70 million, representing an effective tax rate of 21.5%, for the fiscal year ended March 31, 2023. The increase in the Company's tax rate during the fiscal year ended March 31, 2024 relative to the fiscal year ended March 31, 2023 was primarily a result of decreased stock compensation deductions and increased taxes due to foreign operations, as well as the release of the provision for an uncertain tax position as a result of the successful closure of a state audit that occurred during the fiscal year ended March 31, 2023 that did not repeat in the fiscal year ended March 31, 2024. The adjusted provision for income taxes was $130 million, representing an adjusted effective tax rate of 29.5%, for the fiscal year ended March 31, 2024, compared with $113 million, representing an adjusted effective tax rate of 26.4%, for the fiscal year ended March 31, 2023.

Quarter Ended March 31, 2024 Compared to the Quarter Ended March 31, 2023

Employee compensation and benefits expenses were $330 million for the fourth quarter ended March 31, 2024, compared with $283 million for the fourth quarter ended March 31, 2023. This resulted in a GAAP compensation ratio of 63.3% for the fourth quarter ended March 31, 2024, compared with 63.6% for the fourth quarter ended March 31, 2023. Adjusted employee compensation and benefits expenses were $320 million for the fourth quarter ended March 31, 2024, compared with $274 million for the fourth quarter ended March 31, 2023. This resulted in an adjusted compensation ratio of 61.5% for both the fourth quarter ended March 31, 2024 and March 31, 2023. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues when compared with the same quarter last year.

Non-compensation expenses were $88 million for the fourth quarter ended March 31, 2024, compared with $71 million for the fourth quarter ended March 31, 2023. The increase in GAAP non-compensation expenses was primarily a result of an increase in professional fees and travel, meals, and entertainment expenses. Adjusted non-compensation expenses were $81 million for the quarter ended March 31, 2024, compared with $68 million for the fourth quarter ended March 31, 2023. The increase in adjusted non-compensation expenses was primarily a result of an increase in travel, meals, and entertainment expenses and an increase in rent expense.

The provision for income taxes was $37 million, representing an effective tax rate of 31.3%, for the fourth quarter ended March 31, 2024, compared with $21 million, representing an effective tax rate of 25.7%, for the fourth quarter ended March 31, 2023. The increase in the Company's tax rate during the quarter ended March 31, 2024 relative to the quarter ended March 31, 2023 was primarily a result of increased taxes due to foreign operations. The adjusted provision for income taxes was $37 million, representing an adjusted effective tax rate of 29.9%, for the fourth quarter ended March 31, 2024, compared with $30 million, representing an adjusted effective tax rate of 28.0%, for the fourth quarter ended March 31, 2023.

Segment Reporting for the Fourth Quarter

Corporate Finance
CF revenues were $288 million for the fourth quarter ended March 31, 2024, compared with $256 million for the fourth quarter ended March 31, 2023. Revenues increased primarily due to an increase in the average transaction fee on closed transactions, offset by a decrease in the number of closed transactions. The increase in the average transaction fee was driven by the size and timing of transactions that closed during the quarter, and does not represent a trend in the average fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2024	2023	2024	2023
Corporate Finance
Revenues	$287,579	$256,425	$1,106,826	$1,127,126
# of Managing Directors	223	217	223	217
# of Closed transactions (1)	121	140	450	503

Financial Restructuring
FR revenues were $155 million for the fourth quarter ended March 31, 2024, compared with $120 million for the fourth quarter ended March 31, 2023. Revenues increased primarily due to an increase in the average transaction fee on closed transactions, which was driven by the size and timing of transactions that closed during the quarter, and does not represent a trend in the average fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2024	2023	2024	2023
Financial Restructuring
Revenues	$155,381	$120,382	$521,984	$395,733
# of Managing Directors	54	57	54	57
# of Closed transactions (1)	35	38	126	106
Financial and Valuation Advisory
FVA revenues were $77 million for the quarter ended March 31, 2024, compared with $68 million for the fourth quarter ended March 31, 2023. Revenues increased primarily due to an increase in the number of fee events. The increase in the number of Fee Events was driven by improvements in the M&A markets, which affected one or more of the service lines within our FVA business.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2024	2023	2024	2023
Financial and Valuation Advisory
Revenues	$77,496	$67,960	$285,594	$286,588
# of Managing Directors	39	39	39	39
# of Fee Events (1)	1,025	957	2,178	2,257
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

Other Announcements

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.57 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2024 to stockholders of record as of the close of business on June 3, 2024.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Wednesday, May 8, 2024, to discuss its full year and fourth quarter fiscal 2024 results. The number to call is 1-800-267-6316 (domestic) or 1-203-518-9783 (international) and entering the conference ID: HLOKEY. A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from May 8, 2024 through May 15, 2024, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 11155795#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey, Inc. (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. Houlihan Lokey serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. The firm is the No. 1 investment bank for all global M&A transactions, the No. 1 M&A advisor for the past nine consecutive years in the U.S., the No. 1 global restructuring advisor for the past ten consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by LSEG (formerly Refinitiv).

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Media Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheets (Unaudited)
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	March 31, 2024	March 31, 2023
Assets
Cash and cash equivalents	$721,235	$714,439
Restricted cash	619	373
Investment securities	38,005	37,309
Accounts receivable, net of allowance for credit losses	199,630	182,029
Unbilled work in process, net of allowance for credit losses	192,012	115,045
Income taxes receivable	32,856	17,693
Deferred income taxes	90,064	104,941
Property and equipment, net	136,701	88,345
Operating lease right-of-use assets	344,024	333,877
Goodwill	1,127,497	1,087,784
Other intangible assets, net	197,439	203,370
Other assets	90,677	83,609
Total assets	$3,170,759	$2,968,814

Liabilities and stockholders' equity
Liabilities:
Accrued salaries and bonuses	$726,031	$765,877
Accounts payable and accrued expenses	114,171	113,421
Deferred income	33,139	40,695
Deferred income taxes	7,505	544
Operating lease liabilities	415,412	374,869
Other liabilities	37,751	60,111
Total liabilities	1,334,009	1,355,517

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 52,348,511 and 50,638,924 shares, respectively	52	51
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 16,746,676 and 18,048,345 shares, respectively	17	18
Additional paid-in capital	739,870	642,970
Retained earnings	1,163,419	1,033,072
Accumulated other comprehensive loss	(66,608)	(62,814)
Total stockholders’ equity	1,836,750	1,613,297
Total liabilities and stockholders’ equity	$3,170,759	$2,968,814

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenues	$520,456	$444,767	$1,914,404	$1,809,447
Operating expenses:
Employee compensation and benefits	329,525	282,937	1,213,589	1,147,879
Travel, meals, and entertainment	17,804	13,391	65,298	51,082
Rent	20,661	17,911	76,079	55,838
Depreciation and amortization	8,261	6,347	28,536	58,221
Information technology and communications	16,849	15,201	60,168	54,125
Professional fees	13,808	9,078	49,077	32,940
Other operating expenses	10,851	9,278	58,796	67,624
Total operating expenses	417,759	354,143	1,551,543	1,467,709
Operating income	102,697	90,624	362,861	341,738
Other (income)/expense, net	(15,342)	10,322	(27,678)	17,738
Income before provision for income taxes	118,039	80,302	390,539	324,000
Provision for income taxes	36,962	20,642	110,238	69,777
Net income	$81,077	$59,660	$280,301	$254,223

Weighted average shares of common stock outstanding:
Basic	64,579,004	63,351,104	64,337,975	63,358,408
Fully diluted	68,492,023	68,107,465	68,159,390	67,586,263
Earnings per share attributable to Houlihan Lokey, Inc.
Basic	$1.26	$0.94	$4.36	$4.01
Fully diluted	$1.18	$0.88	$4.11	$3.76

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenues	$520,456	$444,767	$1,914,404	$1,809,447

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$329,525	$282,937	$1,213,589	$1,147,879
Less: Acquisition related retention payments	(9,448)	(9,407)	(36,234)	(35,070)
Employee compensation and benefits expenses (adjusted)	320,077	273,530	1,177,355	1,112,809

Non-compensation expenses
Non-compensation expenses (GAAP)	$88,234	$71,206	$337,954	$319,830
Less: Acquisition related legal structure reorganization	(3,514)	—	(6,117)	—
Less: Integration and acquisition related costs	(1,278)	—	(7,002)	(2,325)
Less: Acquisition amortization	(2,479)	(3,215)	(10,754)	(44,971)
Non-compensation expenses (adjusted)	80,963	67,991	314,081	272,534

Operating income
Operating income (GAAP)	$102,697	$90,624	$362,861	$341,738
Plus: Adjustments (1)	16,719	12,622	60,107	82,366
Operating income (adjusted)	119,416	103,246	422,968	424,104

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(15,342)	$10,322	$(27,678)	$17,738
Less: Warrant revaluation	—	—	—	(2,264)
Less: SPAC wind-down write-off	—	—	—	(2,742)
Less: Settlement of SEC investigation	—	(15,000)	—	(15,000)
Plus/(less): Change in acquisition earnout liability fair value	9,557	738	10,373	(2,103)
Other income, net (adjusted)	(5,785)	(3,940)	(17,305)	(4,371)

Provision for income taxes
Provision for income taxes (GAAP)	$36,962	$20,642	$110,238	$69,777
Plus: Impact of the excess tax benefit for stock vesting	—	—	7,299	8,102
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a state audit	—	—	—	5,762
Plus: Release of valuation allowance	—	5,881	—	5,881
Less: Non-deductible acquisition related costs	(1,676)	—	(2,355)	—
Adjusted provision for income taxes	35,286	26,523	115,182	89,522
Plus: Resulting tax impact (2)	2,152	3,441	14,668	23,628
Provision for income taxes (adjusted)	37,438	29,964	129,850	113,150

Net income
Net income (GAAP)	$81,077	$59,660	$280,301	$254,223
Plus: Adjustments (3)	6,686	17,562	30,122	61,102
Net income (adjusted)	87,763	77,222	310,423	315,325

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,492,023	68,107,465	68,159,390	67,586,263
Plus: Impact of unvested GCA retention and deferred share awards	755,020	1,591,157	1,034,118	1,927,786
Fully diluted shares outstanding (adjusted)	69,247,043	69,698,622	69,193,508	69,514,049

Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$1.18	$0.88	$4.11	$3.76
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$1.27	$1.11	$4.49	$4.54
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.